NEEDHAM INVESTMENT MANAGEMENT L.L.C.

CODE OF ETHICS

DECEMBER 2024

This Code of Ethics (the “Code”) is the sole property of Needham Investment Management L.L.C., its affiliates and subsidiaries (collectively, the “Adviser”) and must be returned to the Adviser upon termination for any reason of an Access Person’s association with the Adviser. The contents of this Code are strictly confidential. Access Persons may not duplicate, copy or reproduce this Code in part or in whole, nor may they make it available in any form to non- Access Persons without prior written approval from the Adviser’s Chief Compliance Officer.

TABLE OF CONTENTS
1.Statement of General Principles    3
2.Definitions    4
3.Prohibited Transactions    6
4.Exempted Transactions.    8
5.Preclearance    10
6.Reporting    10
7.Distribution; Initial and Annual Certification and Acknowledgment    11
8.Confidential Status of the Funds’ Portfolios    11
9.Material Non-Public Information    12
10.Gifts & Entertainment    12
11.Services as a Director in a Publicly Traded Company – Access Persons    13
12.Compliance Review    13
13.Report of Violations    13
14.Sanctions    13
15.The Needham Fund’s Board of Directors Review    14
16.Recordkeeping    14
APPENDIX A    15

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1.Statement of General Principles
This Code of Ethics (the “Code”) expresses the policy and procedures of Needham Investment Management L.L.C., its affiliates and subsidiaries (collectively, the “Adviser”) and is enforced to ensure that no one is taking advantage of his or her position, or even giving the appearance of placing his or her own interests above those of the Funds (as defined herein). Adviser personnel at all levels must act as fiduciaries, and as such, must place the interests of the Funds before their own. Thus, we ask that when contemplating any personal transaction, you ask yourself what you would expect or demand if you were an investor in the Funds.
Rule 204A-1 under the Investment Advisers Act of 1940, as amended, is designed to prevent fraud by reinforcing fiduciary principles that must govern the conduct of advisory firms and their personnel. In compliance with Rule 204A-1, this Code contains provisions that are believed to be reasonably necessary to eliminate the possibility of any fraudulent or other prohibited conduct. Furthermore, Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Act”), makes it unlawful for certain persons, in connection with the purchase or sale of certain securities, to, among other things, engage in any direct or indirect act, practice or course of business which operates or would operate as a fraud, manipulation or deceit upon a registered investment company. In compliance with Rule 17j-1, this Code contains provisions that are believed to be reasonably necessary to prevent any such conduct.
We ask that all Supervised Persons follow not only the letter of this Code but also abide by the spirit of this Code and the principles articulated herein. In addition, all Supervised Persons of the Adviser must comply with all applicable federal securities laws. Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:
(a)To defraud a client in any manner;
(b)To mislead a client by making a statement that omits material facts;
(c)To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a client;
(d)To engage in any manipulative practice with respect to a client; or
(e)To engage in any manipulative practice with respect to securities, including price manipulation.
As a fiduciary, the Adviser has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Supervised Persons should try to avoid conflicts of interest, and should fully disclose all material facts concerning any conflict that does arise with respect to a client. Supervised Persons should try to avoid situations that may have the appearance of conflict or impropriety.

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2.Definitions
“Access Person” as defined in the Advisers Act (as defined below) means any Supervised Person of the Adviser who: (i) has access to non-public information regarding Funds’ investments, including the purchase or sale of Securities; (ii) has access to non-public information regarding the portfolio holdings of any Fund; (iii) is involved in making investment and Securities recommendations to the Funds; (iv) has access to such recommendations that are non-public; or (v) is a director, officer or partner of the Adviser. Please note that for purposes of this Code, employees of the Adviser are deemed Supervised Persons and therefore are also deemed Access Persons.
“Adviser” shall mean Needham Investment Management L.L.C., or such other entity as may act as adviser or sub-adviser to the Funds.
“Advisers Act” means the Investment Advisers Act of 1940, as amended.
“Beneficial Ownership” in Securities (as defined below) means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. Beneficial Ownership shall be interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act (as defined below) and the rules and regulations thereunder, except that any required report may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates. A Supervised Person or Access Person is presumed to be a Beneficial Owner of Securities that are held by his or her immediate family members sharing the Supervised Person’s household or to which the Supervised Person provides material financial support.
“Chief Compliance Officer” or “CCO” shall mean James Abbruzzese or one or more other persons designated by the Adviser to perform the functions described herein.
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.
“Fund” or “Funds” includes (i) any pooled investment vehicle (e.g., a private fund vehicle) to which the Adviser provides investment advisory or management services; and (ii) any investment company, registered as such under the Act, for which the Adviser acts as an investment adviser or sub-investment adviser.
“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act (as defined below), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act (as defined below).
“Investment Personnel” of the Adviser shall mean (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or

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sale of securities by the Funds; and (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to the Funds regarding the purchase or

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sale of securities by the Funds. Investment Personnel includes the Funds’ Portfolio Managers and those persons who provide information and advice to the Portfolio Managers or who help execute the Portfolio Managers’ decisions (e.g., securities analysts and traders).
“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to section 4(a)(2) or section 4(a)(5) or pursuant to rule 504 or rule 506 under the Securities Act.
“Personal Trading Account” means a personal investment or trading account of an Access Person or a related account. Specifically, Personal Trading Account includes: (i) trusts for which a Supervised Person or Access Person acts as trustee, executor, custodian or discretionary manager; (ii) accounts for the benefit of the Supervised Person’s spouse or minor child; (iii) accounts for the benefit of a relative living with the Supervised Person; and (iv) accounts for the benefit of any person to whom the Supervised Person provides material financial support.
A Personal Trading Account may also include an investment or trading account over which a Supervised Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Adviser or its Supervised Persons.
“Portfolio Managers” of the Funds shall mean those persons who have direct responsibility and authority to make investment decisions for the Funds.
The “purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.
“Reportable Fund” shall mean (i) any Fund for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the Act; or (ii) any Fund whose investment adviser controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.
The term “reportable security” shall mean a security as defined in Section 202(a)(18) of the Advisers Act, but shall not include direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by open-end funds other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
The term “security” or “securities” means any, or a combination of any, note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or mineral rights, any

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put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or

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any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing. Please note that with respect to digital assets, all Initial Coin Offerings (i.e., the first sale of a cryptocurrency to the public conducted for the purpose of raising funds) are deemed Securities.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Supervised Person” of the Adviser shall mean any partner, officer, director (or other person occupying a similar status or performing similar functions) and employee, as well as any other person who provides investment advice on behalf of the Adviser and is subject to the Adviser’s supervision and control.
Other capitalized terms used herein may be defined elsewhere in the Code or have the meaning given such term under applicable law.
Copies of the text of the Advisers Act and rules thereunder, including Rule 204A-1, as well as the Investment Company Act of 1940 and rules thereunder, including Rule 17j-1, are available from the CCO.
3.Prohibited Transactions
The prohibitions described below will only apply to a transaction in a security in which the designated person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.
A.Blackout Trading Periods – Pending Buy or Sell Orders – Access Persons
No Access Person shall execute a securities transaction on a day during which the Funds have a pending buy or sell order in that same security until that order is executed or withdrawn. Subject to the conditions set forth in this Code, Access Persons may execute a securities transaction in such security two (2) hours or more after the Fund’s order is executed or withdrawn, as long as they do not receive a better price, subject to a de minimus exception, and the trade is on the same side of the market. Any profits realized on trades within the proscribed periods must be disgorged to such Fund or to charity.
B.Blackout Trading Periods – Portfolio Managers
No Portfolio Manager shall buy or sell a security within three (3) trading days before and after the Fund that he or she manages trades in that security or that the Portfolio Manager has stated an intention, or knows of another Portfolio Manager’s intention, to trade in that security. This restriction also applies to any Access Person who knows of a Portfolio Manager’s intention to trade in the security on behalf of a Fund. Any profits realized on trades within the proscribed periods must be disgorged to such Fund.

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C.Ban on Short-Term Trading Profits and Market Timing
Access Persons may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days. Any profits of $1,000 or more realized on such short-term trades are required to be disgorged. If the profit is less than $1,000, the CCO will review the facts and circumstances of the transaction and will make a determination as to whether the profit will be disgorged. If any such transaction involves shares of a Reportable Fund or shares of a security in which any Reportable Fund trades, the profits will be disgorged to the affected Reportable Fund on a pro-rated basis. For all other securities, the profits will be disgorged to charity. The thirty-day holding period does not apply to purchases or sales of two hundred (200) shares or less of the common stock of an issuer whose common stock is listed on a major U.S. securities exchange, and which has a market capitalization of $50 billion or more, for which a five (5) business day holding period is nevertheless required. Access Persons are not permitted to engage in “day trading.”
Access Persons are prohibited from engaging in “market timing” activities, except as may be permitted by applicable law. Market timing refers to the frequent trading of Fund shares in response to short-term market fluctuations in order to take advantage of the discrepancy between a Fund’s official price, set once a day, and the value of its underlying securities.
D.Ban on Securities Purchases of an Initial Public Offering
Access Persons may not acquire, directly or indirectly, Beneficial Ownership in any securities in an Initial Public Offering without the prior written consent of the CCO. The CCO is required to retain a record of the approval of, and the rationale supporting, any such acquisition. Furthermore, should written consent of the Adviser be given, Investment Personnel are required to disclose such investment when participating in the Fund’s subsequent consideration of an investment in such issuer. In such circumstances, the Fund’s decision to purchase securities of the issuer should be subject to an independent review by the CCO or designee with no personal interest in the issuer.
E.Securities Offered in a Limited Offering
Access Persons may not acquire any securities in a Limited Offering without the prior written consent of the CCO. The CCO is required to retain a record of the approval of, and the rationale supporting, any direct or indirect acquisition by Access Persons of a beneficial interest in securities in a Limited Offering. Furthermore, should written consent of the Adviser be given, Investment Personnel are required to disclose such investment when participating in the Fund’s subsequent consideration of an investment in such issuer. In such circumstances, the Fund’s decision to purchase securities of the issuer should be subject to an independent review by the CCO or designee with no personal interest in the issuer.

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4.Exempted Transactions
A.General Exemptions
Subject to compliance with preclearance procedures in accordance with Section 5 below, the prohibitions of Sections 3.A., 3.B. and 3.C. of this Code shall not apply to:
(i)Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.
(ii)Purchases or sales of securities which are not eligible for purchase or sale by the Funds.
(iii)Purchases or sales which are nonvolitional on the part of either the Access Person or the Funds.
(iv)Transactions which are part of an automatic investment plan.
(v)Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
(vi)U.S. Treasury or government securities.
(vii)Unaffiliated open-end mutual funds or unit investment trusts invested exclusively in unaffiliated open-end mutual funds.
(viii)Money market funds or money market instruments, such as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.
(ix)All other transactions contemplated by Access Persons which receive the prior approval of the CCO in accordance with the preclearance procedures described in Section 5 below. Purchases or sales of specific securities may receive the prior approval of the CCO because the CCO has determined that no abuse is involved and that such purchases and sales would be very unlikely to have any economic impact on the Funds or on the Funds’ ability to purchase or sell such securities.
A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in Section 3.A. will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any Fund trading.

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The prohibition in Section 3.C. shall not apply to profits earned from transactions in securities which are not the same (or equivalent) to those owned, shorted or in any way traded by the Funds during the thirty-day period; provided, however, that if the CCO determines that a review of the Access Person’s reported personal securities transactions indicates an abusive pattern of short-term trading, the CCO may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days whether or not such security is the same (or equivalent) to that owned, shorted or in any way traded by the Funds.
B.Additional Exemptions
In addition to the exemptions noted above, the CCO may, in very limited circumstances, grant other exemptions under any Section of this Code on a case-by-case basis, under the following procedures:
(i)Written Statement and Supporting Documentation
The individual seeking the exemption furnishes to the CCO, as applicable:
(1)A written statement detailing the efforts made to comply with the requirement from which the individual seeks an exemption;
(2)A written statement containing a representation and warranty that:
(a)compliance with the requirement would impose a severe undue financial hardship on the individual, and
(b)the exemption would not, in any manner or degree, harm or defraud a client, violate the general principles herein or compromise the individual’s or the Adviser’s fiduciary duty to any client; and
(3)Any supporting documentation that the CCO may require.
(ii)Compliance Interview
The CCO will conduct an interview with the individual or take such other steps deemed appropriate in order to determine that granting the exemption will not, in any manner or degree, harm or defraud a client, violate the general principles herein or compromise the individual’s or the Adviser’s fiduciary duty to any client; and will maintain all written statements and supporting documentation, as well as documentation of the basis for granting the exemption. When considering whether potential extreme financial hardship exists, all of the employee’s personal circumstances will be considered relevant including, but not limited to, the following factors: age, physical or mental disability, injury, illness and

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family circumstances. Appropriate documentation of the hardship conditions and the decision process will be retained.

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5.Preclearance
Access Persons must preclear all personal investments in securities. All requests for preclearance must be submitted to the CCO or designee (or to Salvatore Merlino, the Chief Compliance Officer of Needham & Company, LLC, or other designated compliance personnel of the Adviser, e.g., in the case of a preclearance request by the Adviser’s CCO) before execution. Such requests shall be made by submitting a proposed trade request. All approved orders must be executed by the close of business on the day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted. At their discretion, on a case by case basis, the CCO, or his designee, may approve the order as a Good-Til-Canceled. The CCO, or his designee, may consider such facts as to whether it is a security that Needham & Company, LLC provides research coverage on, whether Needham & Company, LLC makes a market in the security, and/or whether the Funds own the security or are likely to do so in the future.
6.Reporting
Access Persons are required to direct their broker(s) to supply to the CCO the account activity for all Personal Trading Accounts. Such account activity (whether via paper statement or electronic feed, such as through “ComplySci,” the Adviser’s web-based employee monitoring compliance platform) must be received by the CCO or designee no later than thirty (30) days after the end of the applicable calendar quarter. If an Access Person’s trades do not occur through a broker-dealer (i.e., purchase of a Limited Offering), such Access Person must request and receive pre-approval for the transaction from the CCO or his designee prior to the time of the transaction, and a record of such investment shall be retained accordingly. Access Persons should direct their broker(s) to transmit to the CCO duplicate confirmations of all transactions effected by such Access Person, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future. The transaction reports and/or duplicates should be addressed “Personal and Confidential.” The report submitted to the CCO may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates. Compliance with the reporting requirements in this section will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 204A-1(b) of the Advisers Act.
On a quarterly basis, Access Persons shall disclose the account activity, which includes all personal securities transactions, for all Personal Trading Accounts. Such account activity (whether via paper statement or electronic feed, such as through ComplySci) must be received by the CCO or designee no later than thirty (30) days after the end of each calendar quarter. In addition, each Access Person is required to provide an Initial Holdings Report (the most recent monthly statement) listing all securities beneficially owned by him or her no later than ten (10) days after becoming an Access Person (for which information must be current as of a date no more than forty-five (45) days before he or she became an Access Person), as well as an Annual Holdings Report (whether via electronic feed or final End of Year Statement, i.e., December) containing similar information that must be current as of a date no more than forty-five (45) days before the report is submitted. On an annual basis, Access Persons will be sent a copy of the

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Adviser’s statement of such Access Person’s Personal Trading Accounts to verify its accuracy, and make any necessary additions or deletions.

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The CCO is required to review all transactions and holdings reports submitted by Access Persons, and the Adviser must maintain a list of the name(s) of such persons responsible for such reviews. The CCO shall provide all reports required of him herein to Salvatore Merlino, CCO of Needham & Company, LLC, or other designated compliance personnel of the Adviser for review.
All personal investment matters discussed with the CCO and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the President of the Adviser and by the appropriate regulatory agencies.
As it pertains to The Needham Funds, Inc., the Adviser is required, at least once a year, to provide the Fund’s Board with a written report that (1) describes issues that arose during the previous year under the Code or procedures applicable to the Fund, including, but not limited to, information about material Code or procedures violations and sanctions imposed in response to those material violations, and (2) certifies to the Fund’s Board that the Fund has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.
7.Distribution; Initial and Annual Certification and Acknowledgment
The Adviser will make the Code, including any amendments thereto, available to all Supervised Persons. Each Supervised Person is deemed an Access Person upon hire and is required to sign the Code of Ethics Certification and Acknowledgment Form maintained in ComplySci, using a form substantially similar to the form attached as Appendix A. Access Persons will be asked to acknowledge that they have received a copy of the Code and certify that they have read and understand the provisions of the Code, are subject to its requirements and have during the past year complied with and will continue to abide by the provisions of the Code. Access Persons will be further asked to certify that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code and that they are not aware of possible securities law violations that have not been reported under The Needham Fund, Inc.’s Procedures for Treatment of Employee Complaints. Thereafter, each Supervised Person shall, at least annually, sign the certification and acknowledgment form to reaffirm that they continue to abide by the Code’s provisions.
8.Confidential Status of the Funds’ Portfolios
The current portfolio positions of the Funds managed, advised and/or administered by the Adviser and current portfolio transactions, programs and analyses must be kept confidential.
If non-public information regarding the Funds’ portfolios should become known to any Access Person, whether in the course of his or her duties or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.
If anyone is asked about the Funds’ portfolios or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that the Funds have bought, sold or retained the particular security. Reference may be made to the latest published report of the Fund’s portfolio, if any.

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9.Material Non-Public Information
From time to time, the Adviser will circulate and discuss with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of material non-public information, also known as “inside information.” In view of the many forms in which the subject can arise, the Adviser urges that a careful and conservative approach must prevail, and no action should be taken where “inside information” may be involved without a thorough review by the CCO.
“Material inside information” is any information about a company, or the market for the company’s securities, which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company’s securities, or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.
Information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments and purchase or sale of substantial assets, etc.
“Inside information” is information that has not been publicly disclosed. Information received about a company under circumstances which indicate that it is not yet in general circulation and that it may be attributable, directly or indirectly, to the company (or its insiders) and should be deemed to be inside information.
Whenever an Access Person receives material information about a company which he or she knows or has reason to believe it is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information, or before divulging such information to any person who is not an employee of the Adviser or a party to the transaction. As a rule, one should be able to point to facts to show that the information is generally available; for example, its announcement on the broad tape, or by Reuters, The Wall Street Journal or trade publications. If the Access Person has any question whatsoever as to whether the information is material or whether it is inside and not public, he or she must resolve the question before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the CCO.
10.Gifts & Entertainment
Access Persons shall not give or receive any form of gift or entertainment having a value in excess of $250 in a single year from any person or entity that does business with or on behalf of the Adviser without prior approval from the CCO.

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11.Services as a Director in a Publicly Traded Company – Access Persons
Access Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the CCO, based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. When such authorization is provided, the Access Person serving as a director will be isolated from making investment decisions with respect to the pertinent company through information barriers.
12.Compliance Review
The CCO shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the CCO shall give such person an opportunity to supply additional information regarding the transaction in question.
13.Report of Violations
Supervised Persons must act in good faith in reporting a complaint or concern and must have reasonable grounds for believing a breach of the Code has occurred. A malicious allegation made by a Supervised Person known to be false is considered a serious offense and will be subject to disciplinary action, which may include termination of such individual’s employment.
Supervised Persons of the Adviser must promptly report any suspected improper activity or violations of this Code to the CCO to enable the matter to be investigated. In the event the suspected improper activity involves the CCO, the Supervised Person should promptly report such activity to a member of senior management. Nothing in the Adviser’s policies or this Code prohibits a Supervised Person from reporting possible violations of federal or state law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Supervised Persons do not need the prior authorization of the Adviser to make any such reports or disclosures and are not required to notify the Adviser that such reports or disclosures have been made.
All reported Code violations will be treated as being made on an anonymous basis. Any retaliation for reporting a violation of the Code will constitute a further violation of the Code, as well as a possible violation of the anti-retaliation provisions of the SEC’s Whistleblower Rule, Section 21F of the Securities Exchange Act.
14.Sanctions
The President of the Adviser will be informed promptly of Code violations and may impose such sanctions as he or she deems appropriate, including among other things, a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a securities transaction done in violation of this Code.

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15.The Needham Fund’s Board of Directors Review
Annually, The Needham Fund’s Board of Directors shall receive the following:
A.A copy of the existing Code of Ethics.
B.A report completed by the Chief Compliance Officer identifying any violations requiring significant remedial action during the past year, and as more fully set forth under Section 6 above.
C.A list of recommendations, if any, to change the existing Code of Ethics based upon experience, evolving industry practices or developments in applicable laws or regulations.
The Needham Fund’s Board of Directors, including a majority of the independent Directors, shall approve this Code of Ethics, as well as any material changes thereto within six
(6) months of any such changes. The Board shall base their approval of the Code, or of such material changes to the Code, upon a determination that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Anti-Fraud Provisions of the Advisers Act.
16.Recordkeeping
The Adviser shall maintain the following records:
A.A copy of this Code of Ethics and any Code of Ethics that has been in effect within the previous five (5) years.
B.Any record of any violation of this Code of Ethics and any action taken as a result of the violation. These records shall be maintained in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs.
C.A copy of each report made by an Access Person as required by this Code of Ethics, including any information provided in lieu of the monthly reports. These records shall be maintained for at least five (5) years after the end of the fiscal year in which the report is made or the information provided, the first two (2) years in an easily accessible place.
D.A record of all persons, currently or within the past five (5) years, who are or were required to make reports under this Code of Ethics, or who are or were responsible for reviewing these reports. These records shall be maintained in an easily accessible place.
E.A copy of each decision to approve an acquisition by an Access Person of any Limited Offering (i.e., Private Placement). These records shall be maintained for at least five (5) years after the end of the fiscal year in which the approval is granted.

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APPENDIX A
CODE OF ETHICS
ANNUAL CERTIFICATION AND ACKNOWLEDGMENT FORM

NEEDHAM INVESTMENT MANAGEMENT L.L.C.
The undersigned Supervised Person of Needham Investment Management L.L.C. (the “Adviser”) acknowledges that they have received a copy of the Code of Ethics (the “Code”) and certifies that they have read and understand the provisions of the Code, are subject to its requirements and have during the past year complied with and will continue to abide by the provisions of the Code. The Supervised Person understands that observance of the provisions contained in the Code is a material condition of their employment with the Adviser and that any violation of such provisions by the Supervised Person may subject them to immediate termination by the Adviser as well as possible civil and criminal penalties. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Code.
Accordingly, the undersigned Supervised Person hereby certifies that:
a)The Supervised Person has disclosed to the CCO all Personal Trading Accounts as defined in the Adviser’s Code and has provided to the CCO copies of all account statements relating to Personal Trading Accounts or has reported to the Adviser’s CCO, on at least a quarterly basis, all securities transactions in all Personal Trading Accounts, for which such reports include all required information and represent all of the Supervised Person’s personal securities transactions during the last year.
b)The Supervised Person has reported and received pre-approval from the CCO for all Limited Offering transactions that are not effected through Personal Trading Accounts during the last year (or since the date of hire if less than one year).
c)The Supervised Person is not aware of possible securities law violations that have not been reported under the Adviser’s procedures in the Code or The Needham Fund, Inc.’s Procedures for Treatment of Employee Complaints.

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